As filed with the Securities and Exchange Commission on October 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLOCK FINANCIAL LLC

(As issuer of the securities described herein)

(Exact name of registrant as specified in its charter)

Delaware	52-1781495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

H&R BLOCK, INC.

(As issuer of the guarantees described herein)

(Exact name of registrant as specified in its charter)

Missouri	44-0607856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Thomas A. Gerke, Esq.

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

(816) 854-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John A. Granda, Esq. Patrick J. Respeliers, Esq. Jack A. Bowling, Esq. Stinson Morrison Hecker LLP 1201 Walnut Street, Suite 2900 Kansas City, MO 64106 (816) 842-8600	David S. Lefkowitz, Esq. Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time or at one time after the effective date of this registration statement as determined by the registrants.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Guarantees of Debt Securities of Block Financial LLC by H&R Block, Inc.

(1)	An unspecified amount of securities to be offered at indeterminate prices is being registered hereby for possible issuance from time to time pursuant to this registration statement. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee and will pay such fee on a pay-as-you-go basis.

PROSPECTUS

Block Financial LLC

Debt Securities

Fully and Unconditionally Guaranteed by H&R Block, Inc.

Block Financial LLC may offer and sell debt securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the debt securities being offered. A prospectus supplement may also add to or update information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our debt securities involves risks, including the risk factors described in H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the Securities and Exchange Commission, or the SEC, on June 26, 2012, H&R Block’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012, filed with the SEC on September 5, 2012, H&R Block’s Current Report on Form 8-K, filed with the SEC on October 9, 2012, the risk factors described under the caption “Risk Factors” on page 4 of this prospectus and in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced in “Where You Can Find More Information” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, debt securities, as described in this prospectus and any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement.

We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to “Block Financial” and “the Company” are to Block Financial LLC, a Delaware limited liability company. References to “H&R Block” and “Guarantor” are to H&R Block, Inc., a Missouri corporation and Block Financial’s indirect parent company. Unless otherwise expressly stated herein or the context otherwise requires, references to “us,” “we” or “our” are collectively to Block Financial and H&R Block.

WHERE YOU CAN FIND MORE INFORMATION

H&R Block files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus. You may read and copy materials on file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding H&R Block. H&R Block’s SEC filings can also be found on its website (www.hrblock.com). However, the information on H&R Block’s website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement, or H&R Block’s SEC filings.

Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that Block Financial or H&R Block file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012;

•	H&R Block’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012;

•

H&R Block’s Definitive Proxy Statement on Schedule 14A filed on July 31, 2012, as amended, but only to the extent that such information was incorporated by reference into H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012;

•	H&R Block’s Current Reports on Form 8-K filed on May 11, 2012, May 23, 2012, June 18, 2012, June 26, 2012, August 20, 2012, September 14, 2012, September 28, 2012 and October 9, 2012.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to H&R Block’s principal executive office, located at:

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

Attention: Corporate Secretary

Telephone: (816) 854-3000

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variations of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include, among others, estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made, and they are not guarantees of future performance or events. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ adversely and materially from those anticipated by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond our control and which are described in H&R Block’s Annual Report on Form 10-K for the fiscal year ended April 30, 2012, filed with the SEC on June 26, 2012, H&R Block’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012, filed with the SEC on September 5, 2012, H&R Block’s Current Report on Form 8-K, filed with the SEC on October 9, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and/or the risk factors, if any, set forth in H&R Block’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as referenced in “Where You Can Find More Information.” You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement or the relevant incorporated document, you should not regard the inclusion of this information as a representation by us or any other person that the performance, events or developments described in those statements or objectives and plans will occur. For these reasons, we caution you against relying on forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes.

BLOCK FINANCIAL LLC

Block Financial is an indirect wholly-owned subsidiary of H&R Block. Block Financial was organized in May 1992 and was converted to a Delaware limited liability company in January 2008. Block Financial’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. Block Financial’s telephone number is (816) 854-3000.

THE GUARANTOR

H&R Block is the direct or indirect parent to subsidiaries that provide tax preparation and financial services. H&R Block’s Tax Services segment provides assisted income tax return preparation, digital tax solutions and other services and products related to income tax return preparation to the general public primarily in the United States and its territories, and also in Canada and Australia. This segment also offers financial services including the H&R Block Prepaid Emerald MasterCard® and Emerald Advance lines of credit through H&R Block Bank, along with other retail banking services. H&R Block’s Corporate operations include net interest margin and gains or losses relating to mortgage loans held for investment, real estate owned and residual interests in securitizations, along with interest expense on borrowings and other corporate expenses.

H&R Block was organized as a corporation in July 1955 under the laws of the State of Missouri. H&R Block’s principal executive office is located at One H&R Block Way, Kansas City, Missouri 64105. H&R Block’s telephone number is (816) 854-3000.

RISK FACTORS

Please carefully consider the risk factors described in H&R Block’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including refinancing of existing debt. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth the ratio of earnings to fixed charges for each of the periods indicated for H&R Block.

	Three Months ended July 31, 2012	Fiscal Year ended April 30,
		2012	2011	2010	2009	2008
Block Financial LLC (a)	—	—	—	—	—	—
H&R Block, Inc. (b)	—	4.5	4.7	5.2	4.9	4.4

(a) Fixed charges exceeded earnings by approximately $19 million for the three months ended July 31, 2012, approximately $3 million for the year ended April 30, 2012, approximately $52 million for the year ended April 30, 2011, approximately $17 million for the year ended April 30, 2010, approximately $99 million for the year ended April 30, 2009 and approximately $41 million for the year ended April 30, 2008.

(b) Fixed charges exceeded earnings by approximately $169 million for the three months ended July 31, 2012.

For purposes of calculating the ratio of adjusted earnings to fixed charges, (1) earnings have been based on income from continuing operations before income taxes and fixed charges (exclusive of interest capitalized) and (2) fixed charges consist of interest expense and the estimated interest portion of rents. Interest expense on uncertain tax positions has been excluded from fixed charges, as it is included as a component of income taxes in the consolidated financial statements.

DESCRIPTION OF DEBT SECURITIES

This prospectus sets forth some of the general terms and provisions of the debt securities. The particular terms of the debt securities and the extent, if any, to which such general provisions may apply to the debt securities so offered will be set forth in the applicable prospectus supplement relating to that series.

The debt securities will be general obligations of Block Financial and will be fully and unconditionally guaranteed by H&R Block. The debt securities and guarantees will be issued under an indenture, dated as of October 20, 1997 between Block Financial, H&R Block and Deutsche Bank Trust Company Americas, as trustee. We may appoint a different trustee for any additional series of debt securities, which trustee will be named in the prospectus supplement for that series. A copy of the indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and does not purport to be a complete description of the terms and provisions of the indenture.

For purposes of this “Description of Debt Securities” references to “we,” “us,” “our” or “the Company” are to Block Financial LLC only.

General

The indenture does not limit the aggregate principal amount of debt securities that we can issue under the indenture. The debt securities may be issued in one or more series as we may authorize from time to time. The specific terms relating to the offering will be set forth in the applicable prospectus supplement relating to that series. These terms will include some or all of the following:

•	the title of debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates from which interest will accrue on the debt securities;

•	the interest payment dates on which we will pay interest or the method for determining the interest payment dates;

•	the record dates for the determination of holders of the debt securities to whom interest is payable (in the case of registered securities);

•	the basis upon which we will calculate interest if other than that of a 360-day year of twelve 30-day months;

•

the place or places of payment, if any, in addition to or instead of the corporate trust office of the trustee where we will pay the principal, premium, if any, and interest with respect to debt securities of the series;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities of the series, in whole or in part, at our option or otherwise;

•

our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series will be redeemed, purchased, or repaid, in whole or in part, pursuant to these obligations;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt securities of us, H&R Block or any other obligor and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

•	the denominations in which we will issue the debt securities of the series (if other than denominations of $1,000 and any integral multiple thereof);

•

if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date of determination for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date of determination (or, in such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including the addition of additional covenants that are subject to our covenant defeasance option;

•	the coin or currency or currencies or units of two or more currencies in which we will pay the principal of and premium, if any, and interest with respect to debt securities of the series;

•

if other than the full principal amount of the debt securities, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration or provable in bankruptcy;

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the terms, if any, of any transfer, mortgage, pledge or assignment as security for the debt securities of the series and a description of the collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal of and interest on, those debt securities due and payable;

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if the debt securities of the series are issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which the holders may exchange the global security in whole or in part for other individual debt securities in definitive registered form and the depositary for the global security;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•

the applicability of, and any addition to or change in the covenants and definitions currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the indenture upon the satisfaction of an indebtedness coverage standard by us and any successor company;

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the terms, if any, of any guarantee of the payment of principal, premium, if any, and interest on, debt securities of the series (other than the guarantee of H&R Block of debt securities issued by us described below) and any corresponding changes to the provisions of the indenture as currently in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of any series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series that are not prohibited by the indenture.

We will make payments of interest on the debt securities at the corporate trust office of the trustee for the applicable series or at our option by check mailed to the registered holders or, if so provided in the applicable prospectus supplement and in accordance with arrangements satisfactory to the trustee, at the option of a holder by wire transfer to an account designated by the holder.

Guarantees

H&R Block will fully and unconditionally guarantee to each holder of a debt security the due and punctual payment of the principal of, and any premium and interest on, the debt security, and the due and punctual payment of any sinking fund payments, when and as the same become due and payable, whether at stated maturity, by acceleration, by call for redemption or otherwise. H&R Block has:

•

agreed that its obligations under the guarantees in the event of an event of default will be as if it were principal debtor and not merely a surety, and will be absolute and unconditional, irrespective of any invalidity, irregularity or unenforceability of any series of the debt securities or the indenture, any failure to enforce the provisions of any debt security of any series or the indenture, any waiver, modification or indulgence granted to us with respect thereto, by the holder of any of our debt securities of any series or by the trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor;

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waived diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of us, any right to require a proceeding first against us, the benefit of discussion, protest or notice with respect to any debt security of us or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of such debt security issued under the indenture and all demands whatsoever; and

•

covenanted that the guarantee will not be discharged with respect to such debt security except by payment in full of the principal thereof and any premium and interest thereon or as otherwise provided in the indenture.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary, or with a nominee for a depositary identified in the prospectus supplement relating to that series. In such case, one or more global securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor. We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities represented by a global security in the applicable prospectus supplement relating to that series.

Subordination

Debt securities of any series may be subordinated to our senior indebtedness to the extent set forth in the applicable prospectus supplement relating to that series. The prospectus supplement relating to each series of subordinated debt securities will describe the specific terms and conditions of the subordination.

Events of Default and Remedies

The debt securities of each series will be subject to certain “events of default” that will be set forth in the applicable prospectus supplement relating to that series.

Modification of the Indenture

H&R Block, the trustee and we may, unless otherwise set forth in the applicable prospectus supplement, enter into supplemental indentures without the consent of the holders of the applicable series of debt securities for one or more of the following purposes:

•

to evidence the succession of another person to us or H&R Block pursuant to the provisions of the indenture relating to consolidations, mergers, and sales of assets and the assumption by the successor of the covenants, agreements, and obligations of us or H&R Block in the indenture and in the debt securities;

•

to surrender any right or power conferred upon us or H&R Block by the indenture, to add to the covenants of us or H&R Block such further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities we consider to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition, or provision, the supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon the occurrence of the default, may limit the remedies available to the trustee upon the occurrence of the default, or may limit the right of holders of a majority in aggregate principal amount of any or all series of debt securities to waive the default);

•

to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained in the indenture, in any supplemental indenture or in the debt securities; to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as do not adversely affect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•

to add or change any of the provisions of the indenture to change or eliminate any restrictions on the payment of principal, premium, if any, or interest with respect to registered debt securities so long as any such action does not adversely affect the interest of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions;

•	to add additional guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt securities of any series created prior to the execution of the supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture that are necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

•	to establish the form or terms of debt securities of any series.

With the consent of the holders of a majority of the then outstanding principal amount of the debt securities of each affected series, we, H&R Block and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of that series; provided that no such supplemental indenture, without the consent of the holders of each debt security so affected, will:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt security;

•	reduce the principal of or extend the stated maturity of any debt security;

•	reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or will be redeemed;

•	make any debt security payable in a currency other than that stated in the debt security;

•	in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under those provisions;

•	release any security that may have been granted with respect to the debt securities; or

•	make any change in the provisions of the indenture relating to directing the trustee and waiving defaults or amendments that require unanimous consent.

Certain Covenants

Limitation on Liens. The debt securities of each series will be subject to such limitation on liens covenant, if any, as is set forth in the applicable prospectus supplement relating to that series.

Ownership of the Company. So long as any of the debt securities are outstanding and subject to the rights of the Company and H&R Block under the applicable “Consolidation, Merger and Sale of Assets” provisions referred to below, H&R Block will continue to own, directly or indirectly, all of our outstanding voting shares.

Consolidation, Merger and Sale of Assets

Neither H&R Block nor we may consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, except under the conditions that will be set forth in the applicable prospectus supplement.

Satisfaction and Discharge of the Indenture; Defeasance

The indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have deposited with the trustee as trust funds the entire amount in the currency in which the debt securities are denominated sufficient to pay at maturity or upon redemption all of those debt securities; including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date.

In either case, we must also pay or cause to be paid all other sums payable by us under the indenture.

In addition, we have a “legal defeasance option” that generally permits us to terminate, with respect to the debt securities of any particular series, all of our obligations under those debt securities and the indenture with respect to those debt securities. If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities cannot be accelerated because of an event of default.

We also have a “covenant defeasance option,” which if exercised with respect to any series of debt securities, modifies certain specified provisions in the indenture with respect to that series of debt securities, including modifying the covenant with respect to consolidation, merger, sale or conveyance to remove the absence of an event of default as one of the conditions under that covenant. In addition, if we exercise our covenant defeasance option with respect to any series of debt securities, payment of those debt securities cannot be accelerated because of certain events of default specified in the indenture, including (i) the event of default with respect to the failure on the part of H&R Block or us duly to observe or perform any covenants or agreements (other than with respect to the payment of principal, premium, if any, interest or sinking fund payments) on the part of H&R Block or us in the debt securities of the applicable series, in any resolution of the board of directors authorizing the issuance of the applicable series of debt securities, in the indenture with respect to that series or in the supplemental indenture with respect to that series after a specified cure period, (ii) the event of default with respect to indebtedness of H&R Block or any Subsidiary of H&R Block not being paid within a specified cure period after final maturity or being accelerated by the holders thereof because of a default, subject to a specified monetary threshold and cure period, and (iii) any other event of default provided for in the applicable prospectus supplement relating to that series.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if, among other things:

•

we irrevocably deposit in trust with the trustee money or United States government securities for the payment of the principal, premium, if any, and interest with respect to those debt securities to maturity or redemption, as the case may be;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government securities plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of those series to maturity or redemption, as the case may be;

•

91 days after the deposit is made and during that 91-day period no default relating to the bankruptcy, insolvency, winding-up or liquidation of us or H&R Block occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•

the deposit does not constitute a default under any other agreement binding on us or H&R Block, and, in the case of subordinated debt securities, is not prohibited by the provisions of the indenture relating to subordination;

•

we deliver to the trustee an Opinion of Counsel (as defined in the indenture) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•

in the event of the legal defeasance option, we deliver to the trustee an Opinion of Counsel stating that (i) we have received from the Internal Revenue Service a ruling, or (ii) since the date of the indenture there has been a change in the applicable Federal income tax law, in either case of the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•

in the event of the covenant defeasance option, we deliver to the trustee an Opinion of Counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

•

we deliver to the trustee an Officers’ Certificate (as defined in the indenture) and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series, as contemplated by the indenture, have been complied with.

The trustee will hold in trust the money or U.S. government securities deposited with it as described above and will apply the deposited money and the money from the U.S. government securities to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series. In the case of subordinated debt securities, the money and U.S. government securities so held in trust will not be subject to the subordination provisions of the indenture.

The Trustee

We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any series of debt securities to be offered in the applicable prospectus supplement relating to that series.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Stinson Morrison Hecker LLP, Kansas City, Missouri, and Weil, Gotshal & Manges LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and the registration statement of which this prospectus is a part from H&R Block Inc. and subsidiaries’ Annual Report on Form 10-K for the fiscal year ended April 30, 2012, and the effectiveness of H&R Block Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the fees and expenses incurred or expected to be incurred by the registrants in connection with the registration and issuance of the securities being registered hereunder. The registrants will bear all expenses of this offering. All amounts shown are estimates.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Trustee Fees and Expenses	+

Miscellaneous	+

Total	+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Indemnification of Officers and Directors

Block Financial LLC

Delaware Limited Liability Company Act

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Limited Liability Company Agreement

Block Financial was formed under the laws of Delaware. Block Financial’s limited liability company operating agreement provides that, subject to certain limited exceptions, Block Financial will indemnify any of its members, managers, their designees and their affiliates, stockholders, directors, officers, partners, employees, agents and representatives (individually, an “indemnitee”) who, as a result of their status, is a party or is otherwise involved or threatened to be involved in a claim, demand, action, suit or proceeding that relates to or arises out of Block Financial, its assets, business or affairs, if the indemnitee acted in good faith and in a manner the indemnitee believed to be in, or not opposed to, the best interest of the company, and, with respect to criminal proceedings, had no reasonable cause to believe such indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The limited liability company operating agreement further provides that any indemnification is to be made only out of the assets of Block Financial and neither member nor manager shall have any personal liability on account thereof. From time to time, the expenses incurred by an indemnitee may be advanced by Block Financial prior to the final disposition of a claim, demand, action, suit or proceeding, in the discretion of Block Financial’s member, upon receipt by Block Financial of an undertaking by or on behalf of the indemnitee to repay the amount if it shall be determined that the indemnitee is not entitled to be indemnified.

The indemnification and advancement of expenses is not exclusive of any other rights to which the indemnitee may be entitled under any statute, the Block Financial articles of organization, the Block Financial limited liability company operating agreement, any other agreement, a vote of its member, a policy of insurance or otherwise, and shall not limit in any way any right which it may have to make additional indemnifications. Indemnification and advancement of expenses will continue to a person or entity who has ceased to hold the position giving rise to such indemnification and inures to the benefit of the heirs, executors, administrators, successors and assigns of such a person or entity.

Block Financial’s limited liability company operating agreement further provides that it may purchase and maintain insurance on behalf of any indemnitees whether or not it would have the power to indemnify such indemnitee against liability.

Liability Insurance

H&R Block maintains customary director and officer insurance on behalf of directors and officers of its subsidiaries.

The above discussion of Block Financial’s limited liability company operating agreement and of the Limited Liability Company Act of Delaware is not intended to be exhaustive and is qualified in its entirety by such limited liability company agreement and the Limited Liability Company Act of Delaware.

H&R Block

Section 351.355.1 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 351.355.2 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355.8 of The General and Business Corporation Law of the State of Missouri provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

Section 351.355.6 of The General and Business Corporation Law of the State of Missouri also permits any person who is or was a director, officer, employee or agent, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable articles of incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Pursuant to its amended and restated bylaws, H&R Block must indemnify any director and each officer appointed by the board of directors and may indemnify other persons who were or are a party or witness or is threatened to be made a party or witness to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, (including, without limitation, any action, suit or proceeding by or in right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding to the fullest extent permitted by The General and Business Corporation Law of the State of Missouri and any other applicable law.

In addition, H&R Block’s amended and restated bylaws further provide that H&R Block may enter into certain indemnification agreements with each director and officer (or authorize indemnification of officers to the extent provided in such indemnification agreements). H&R Block has entered into such indemnification agreements with all of its directors and certain of its officers and such indemnification agreements generally provide for indemnification of H&R Block’s directors and officers to the fullest extent permitted by law.

H&R Block maintains customary director and officer insurance on behalf of its directors and officers.

The above discussion of The General and Business Corporation Law of the State of Missouri and the amended and restated bylaws of H&R Block is not intended to be exhaustive and is qualified in its entirety by The General and Business Corporation Law of the State of Missouri and such bylaws.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

1.1	Underwriting Agreement for Debt Securities.*

4.1	Indenture dated as of October 20, 1997, among H&R Block, Inc., Block Financial Corporation and Bankers Trust Company, as Trustee, incorporated by reference to Exhibit 4(a) to H&R Block’s quarterly report on Form 10-Q for the quarter ended October 31, 1997, filed with the SEC on December 12, 1997 (File No. 1-6089).**

4.2	First Supplemental Indenture, dated as of April 18, 2000, among H&R Block, Inc., Block Financial Corporation, Bankers Trust Company and The Bank of New York, filed as Exhibit 4(a) to H&R Block’s current report on Form 8-K filed with the SEC on April 17, 2000 (File No. 1-6089). **

4.3	Form of Note.*

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Stinson Morrison Hecker LLP.*

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.2).*

24.1	Power of Attorney (contained on signature page herein).

25.1	Statement of eligibility of Trustee on Form T-1.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
**	Incorporated by reference.

In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrants or the other parties to the agreements.

The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrants may be found elsewhere in this registration statement and H&R Block’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

BLOCK FINANCIAL LLC SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 9th day of October, 2012.

BLOCK FINANCIAL LLC

By:	/s/ Gregory J. Macfarlane
Name:	Gregory J. Macfarlane
Title:	President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb, Gregory J. Macfarlane, Thomas A. Gerke, Jeffrey T. Brown and Scott W. Andreasen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Gregory J. Macfarlane Gregory J. Macfarlane	President (Principal Executive Officer and Principal Financial Officer)	October 9, 2012

/s/ Jeffrey T. Brown Jeffrey T. Brown	Sole Manager (Principal Accounting Officer)	October 9, 2012

H&R BLOCK, INC. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri, on the 9th day of October, 2012.

H&R BLOCK, INC.

By:	/s/ William C. Cobb
Name:	William C. Cobb
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Cobb, Gregory J. Macfarlane, Thomas A. Gerke, Jeffrey T. Brown and Scott W. Andreasen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ William C. Cobb William C. Cobb	President, Chief Executive Officer and Director (Principal Executive Officer)	October 9, 2012

/s/ Gregory J. Macfarlane Gregory J. Macfarlane	Chief Financial Officer (Principal Financial Officer)	October 9, 2012

/s/ Jeffrey T. Brown Jeffrey T. Brown	Chief Accounting and Risk Officer (Principal Accounting Officer)	October 9, 2012

/s/ Robert A. Gerard Robert A. Gerard	Director, Chairman of the Board	October 9, 2012

/s/ Paul J. Brown Paul J. Brown	Director	October 9, 2012

/s/ Marvin R. Ellison Marvin R. Ellison	Director	October 9, 2012

/s/ David Baker Lewis David Baker Lewis	Director	October 9, 2012

/s/ Victoria J. Reich Victoria J. Reich	Director	October 9, 2012

/s/ Bruce C. Rohde Bruce C. Rohde	Director	October 9, 2012

NAME	TITLE	DATE

/s/ Thomas D. Seip Thomas D. Seip	Director	October 9, 2012

/s/ Christianna Wood Christianna Wood	Director	October 9, 2012

/s/ James F. Wright James F. Wright	Director	October 9, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement for Debt Securities.*

4.1	Indenture dated as of October 20, 1997, among H&R Block, Inc., Block Financial Corporation and Bankers Trust Company, as Trustee, incorporated by reference to Exhibit 4(a) to H&R Block’s quarterly report on Form 10-Q for the quarter ended October 31, 1997, filed with the SEC on December 12, 1997 (File No. 1-6089).**

4.2	First Supplemental Indenture, dated as of April 18, 2000, among H&R Block, Inc., Block Financial Corporation, Bankers Trust Company and The Bank of New York, filed as Exhibit 4(a) to H&R Block’s current report on Form 8-K filed with the SEC on April 17, 2000 (File No. 1-6089).**

4.3	Form of Note.*

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Stinson Morrison Hecker LLP.*

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.2).*

24.1	Power of Attorney (contained on signature page herein).

25.1	Statement of eligibility of Trustee on Form T-1.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.
**	Incorporated by reference.